UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2006, the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Resource GP, LLC (the “General Partner”), which is the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved the General Partner’s Second Amended and Restated Long-Term Incentive Plan, which amended and restated the General Partner’s Amended and Restated Long-Term Incentive Plan (the “Plan”). The principal changes to the Plan were adding a definition for “Retirement” and providing that, if a participant “retires” (i.e., voluntarily stops working after ten years of service and age 62), his or her options to purchase Partnership units will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and his or her restricted Partnership units will immediately vest and all restrictions will lapse.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Penn Virginia Resource GP, LLC Second Amended and Restated Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Penn Virginia Resource GP, LLC Second Amended and Restated Long-Term Incentive Plan.